Press Release

For immediate release

Company contact: Jennifer Martin, Vice President of Investor Relations, 303-312-8155

Bill Barrett Corporation Announces Upcoming Investor Event

DENVER – January 3, 2014 – Bill Barrett Corporation (NYSE: BBG) announced today that management plans to participate in the Goldman Sachs 2014 Global Energy Conference. Chief Executive Officer and President Scot Woodall will participate in a panel discussion on Wednesday, January 8, 2014 at 4:00 p.m. Eastern time. An updated investor presentation will be posted for the event at 5:00 p.m. Mountain time, Tuesday, January 7, 2014. The event will not be webcast.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, explores for and develops oil and natural gas in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.

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